                                                                    EXHIBIT 21.1


                       AMERICAN PHYSICIAN PARTNERS, INC.
                              LIST OF SUBSIDIARIES

===============================================================================
SUBSIDIARY NAME                                        STATE OF INCORPORATION
-------------------------------------------------------------------------------
Pacific Imaging Partners, Inc.                               California
Total Imaging Partners, Inc.                                 California
Valley Imaging Partners, Inc.                                California
Radiology and Nuclear Medicine Imaging Partners, Inc.        Delaware
M&S Imaging Partners, Inc.                                   Delaware
M&S Imaging Investments, Inc.                                Delaware
M&S Imaging Partners, L.P.                                   Delaware
Mid Rockland Imaging Partners, Inc.                          Delaware
Ide Imaging Partners, Inc.                                   Delaware
Advanced Imaging Partners, Inc.                              Delaware
Advanced Radiology, L.L.C.                                   Maryland
Community Imaging Partners, Inc.                             Delaware

